Exhibit 99.1

Allison Transmission Announces Stock Repurchase Program and Increased Quarterly Dividend

INDIANAPOLIS, October 30, 2014 – Allison Transmission Holdings Inc. (NYSE: ALSN), today announced that its Board of Directors has authorized a stock repurchase program for up to $500 million of its common stock, effective immediately, and has approved an increase in the Company’s quarterly dividend from $0.12 to $0.15 per share on the Company’s common stock.

The Company anticipates repurchasing its common stock under the stock repurchase program from time to time through December 31, 2016. Repurchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases depending on market conditions and corporate needs. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This stock repurchase program does not obligate the Company to acquire any particular amount of its common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion.

The Company’s Board of Directors also declared a cash dividend of $0.15 per share on the Company’s common stock for the fourth quarter of 2014. Payment will be made on November 26, 2014, to stockholders of record at the close of business on November 10, 2014.

The payment of any future dividends will be at the discretion of the Board of Directors and will be dependent upon Allison Transmission’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board of Directors.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles, and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,”

“estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contacts

Melissa Sauer

Allison Transmission Inc.

(317) 242-5000

melissa.sauer@allisontransmission.com